                                                                    EXHIBIT 21.1


                              HARBINGER CORPORATION
                              LIST OF SUBSIDIARIES




          Harbinger NV
          Harbinger GmbH
          Harbinger Holdings BV
          Harbinger Computer Centrum, BV
          Harbinger Data Communications, BV
          Harbinger de Mexico, S de R.L. de C.V.
          Harbinger International s.r.l.
          Harbinger Corporation (Delaware)
          Harbinger Holdings, Inc.
          Harbinger SA (France)
          Harbinger Canada Corp.
          Prime Factors, Inc.
          Harbinger U.K.